UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported):

May 1, 2013

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Gateway Drive, 4th Floor San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 481-3400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

In connection with an employment offer entered into between Serena Software, Inc. (“Serena”) and Greg Hughes, Serena’s President and Chief Executive Officer, on May 1, 2013, Serena awarded a total of 2.5 million stock options and 400,000 restricted stock units to Mr. Hughes as described under Item 5.02 below, which description is incorporated herein by reference. Insofar as these awards constitute an offer or sale of securities under applicable securities laws, Serena will issue the securities under an exemption from registration requirements pursuant to Rule 701 of the Securities Act of 1933, which provides an exemption for offers and sales of securities pursuant to certain compensatory benefit plans.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective as of May 1, 2013, Joseph Passarello’s employment as Senior Vice President, Finance and Chief Financial Officer of Serena terminated.

Effective as of May 1, 2013, Todd Morgenfeld resigned as a director and chairman of the board of directors of Serena and as chair of the compensation committee and as a member of the audit committee and nominating committee of our board of directors.

(c)    Effective as of May 1, 2013, Edward Malysz was appointed as Serena’s acting chief financial officer and principal accounting officer. Mr. Malysz, age 53, joined Serena in April 2006 as Senior Vice President, General Counsel and Secretary. Mr. Malysz served as Vice President, Legal of Symantec Corporation, a security and storage software company, from July 2005 to April 2006. From April 2002 to July 2005, Mr. Malysz served in various legal roles at VERITAS Software Corporation, a storage software company, including Vice President, Corporate Legal Services. From June 1999 through October 2001, Mr. Malysz served in a variety of roles with E-Stamp Corporation, an Internet postage provider, including Acting Chief Financial Officer and General Counsel. From July 1993 to June 1999, Mr. Malysz held various legal positions with Silicon Graphics, Inc., a computer manufacturer. Prior to July 1999, Mr. Malysz was a transactional attorney with Berliner Cohen and an auditor with Arthur Young & Company. Mr. Malysz is a certified public accountant.

Mr. Malysz currently receives an annual base salary of $285,000 that is paid on a semi-monthly basis. Mr. Malysz is eligible to receive an annual cash incentive bonus based on a target bonus of $142,500 at 100% achievement of Serena’s annual targets for EBITA (earnings before interest, taxes and amortization) and total revenue under Serena’s fiscal year 2014 operating plan, weighted at 75% and 25%, respectively. The actual bonus amount will be calculated and paid on an annual basis and subject to the terms of Serena’s FY14 Executive Annual Incentive Compensation Plan, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

(d)    Effective as of May 1, 2013, our stockholders elected Stephen Evans as a director of our board of directors. Mr. Evans was designated to serve as a director by Serena Co-Invest Partners, L.P. pursuant to the terms of the Stockholders Agreement dated March 10, 2006, a copy of which is filed as Exhibit 10.1 to this current report and incorporated herein by reference. Our board of directors has designated Mr. Evans as chair of the compensation committee and as a member of the audit committee and the nominating committee of our board of directors.

Mr. Evans serves as a director of Silver Lake, a private equity firm. As of May 1, 2013, Silver Lake Partners II, L.P. (“SLP II”), Silver Lake Technology Investors II, L.P., and Serena Co-Invest Partners, L.P., which are affiliates of Silver Lake, held 66,100,000 shares, or approximately 66.7%, of our outstanding common stock, and SLP II held the sole outstanding share of our series A preferred stock.

(e)    On May 1, 2013, Serena and Greg Hughes, Serena’s President and Chief Executive Officer, entered into an employment offer with respect to his compensation arrangement with Serena. Mr. Hughes was appointed as Serena’s President and Chief Executive Officer on January 10, 2013 but was not previously compensated by Serena. Mr. Hughes’ employment offer with Serena provides for an annual base salary of $450,000 to be paid on a semi-monthly basis, commencing as of May 1, 2013. Mr. Hughes will be eligible to receive an annual cash incentive bonus based on a target bonus of $450,000 at 100% achievement of Serena’s annual targets for EBITA and total revenue under Serena’s fiscal year 2014 operating plan, weighted at 75% and 25%, respectively. The actual bonus amount will be prorated as of May 1, 2013, calculated and paid on an annual basis and subject to the terms of Serena’s FY14 Executive Annual Incentive Compensation Plan.

Mr. Hughes will be granted (i) a time-based stock option to purchase 2.5 million shares of Serena’s common stock under the Amended and Restated 2006 Stock Incentive Plan (“Stock Plan”) pursuant to the terms of Serena’s Time Option Agreement, and (ii) 400,000 restricted stock units under the Stock Plan pursuant to the terms of Serena’s Restricted Stock Unit Agreement (Retention Award). The time-based options will vest as follows: 1/6th on the six-month anniversary of the date of grant and 1/36th each month thereafter. The exercise price of the option will be equal to the fair market value of Serena’s common stock on the date of grant, as determined by Serena’s board of directors. The restricted stock units will vest in full on the third anniversary of the date of award. Upon a Change in Control or Initial Public Offering, 100% of all unvested time-based options and restricted stock units will immediately vest in full. The terms “Change of Control” and “Initial Public Offering” are defined in the Stock Plan and Restricted Stock Unit Agreement (Retention Award). Serena’s Time Option Agreement, Restricted Stock Units Agreement (Retention Award) and Amended and Restated 2006 Stock Incentive Plan are filed as Exhibits 10.3, 10.4 and 10.5 to this Current Report and incorporated herein by reference.

If Mr. Hughes’ employment is terminated as a result of a termination without Cause or resignation for Good Reason within twelve (12) months following a Change in Control, Mr. Hughes will be entitled to the payment of a prorated portion of his annual target bonus for the period of service during the fiscal year in which the termination of his employment occurs. Mr. Hughes’ right to receive this cash benefit will be contingent upon his execution of a general release of claims and compliance with certain restrictive covenants. The foregoing is subject to Mr. Hughes’ execution of a separate change in control agreement, which is filed as Exhibit 10.6 to this Current Report and incorporated herein by reference. The terms “Cause,” “Good Reason” and “Change in Control” are defined in the Stock Plan.

Serena’s employment offer with Mr. Hughes is filed as Exhibit 10.7 to this Current Report and incorporated herein by reference.

In connection with the termination of Mr. Passarello’s employment with Serena, Serena and Mr. Passarello entered into a separation agreement providing for the payment of severance and the provision of certain benefits to Mr. Passarello in exchange for a general release of claims against Serena and its affiliates and compliance with certain restrictive covenants. The separation agreement provides for severance benefits consisting of (i) a payment equal to 25% of Mr. Passarello’s annual base salary, payable on the most recent practicable date following the effectiveness of his separation and release agreement; and (ii) continuation of health coverage for Mr. Passarello and his dependents for a period of six months from his termination date, at no additional cost to Mr. Passarello. The separation agreement also provides for the payment of restrictive covenant payments that are conditioned upon Mr. Passarello’s compliance with no-hire and non-competition covenants. The restrictive covenant payments consist of the continuation of 25% of Mr. Passarello’s base salary for a period of six months following the termination of his employment, payable in equal installments over such period in accordance with Serena’s customary payroll practices. Mr. Passarello executed a general release of all claims in favor of Serena and its affiliates and agreed to comply with certain restrictive covenants, including confidentiality and non-disparagement covenants of unlimited duration, and no-hire and non-competition covenants limited to the duration of the restrictive covenant payments. Mr. Passarello’s vested stock options under the Amended and Restated 2006 Stock Incentive Plan will remain exercisable for a period of three months following the termination of his employment. The separation agreement is filed with this current report as Exhibit 10.8 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Pursuant to a written consent effective as of May 1, 2013, our stockholders elected Stephen Evans as a director of our board of directors. The written consent was executed by stockholders representing 97,925,780 shares, or 98.8%, of our outstanding common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Stockholders Agreement by and among Spyglass Merger Corp., Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.L.C., Serena Co-Invest Partners, L.P., Integral Capital Partners VII, L.P., Douglas D. Troxel Living Trust, Change Happens Foundation and Douglas D. Troxel dated as of March 10, 2006 (incorporated by reference to Exhibit 22 to the amended Schedule 13D (File No. 005-58055) filed by Silver Lake Partners II, L.P., with the Securities and Exchange Commission on March 16, 2006)

Exhibit 10.2*	FY 2014 Executive Annual Incentive Plan (incorporated by reference to Exhibit 10.35 to the registrant’s annual report on Form 10-K (File No. 000-25285) filed by Serena Software, Inc. with the SEC on March 29, 2013)

Exhibit 10.3*	Form of Time Option Agreement under the Amended and Restated 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to the registrant’s annual report on Form 10-K (File No. 000-25285) filed by registrant with the SEC on April 30, 2010)

Exhibit 10.4*	Form of Restricted Stock Unit Agreement (Retention Award) under the Amended and Restated 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K (File No. 000-25285) filed by registrant with the SEC on March 21, 2013)

Exhibit 10.5*	Amended and Restated 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K (File No. 000-25285) filed by registrant with the SEC on September 24, 2009)

Exhibit 10.6*†	Form of Change in Control Agreement between Serena Software, Inc. and Greg Hughes

Exhibit 10.7*†	Employment offer letter between Serena Software, Inc. and Greg Hughes dated May 1, 2013

Exhibit 10.8*†	Agreement and Release between Serena Software, Inc. and Joseph Passarello dated May 1, 2013

*	Indicates a management contract or compensatory plan or arrangement.
†	Exhibit is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward Malysz
Name: Edward F. Malysz
Title: Senior Vice President, General Counsel

Date:    May 7, 2013

EXHIBIT INDEX

(d) Exhibits:

Exhibit 10.1	Stockholders Agreement by and among Spyglass Merger Corp., Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.L.C., Serena Co-Invest Partners, L.P., Integral Capital Partners VII, L.P., Douglas D. Troxel Living Trust, Change Happens Foundation and Douglas D. Troxel dated as of March 10, 2006 (incorporated by reference to Exhibit 22 to the amended Schedule 13D (File No. 005-58055) filed by Silver Lake Partners II, L.P., with the Securities and Exchange Commission on March 16, 2006)

Exhibit 10.2*	FY 2014 Executive Annual Incentive Plan (incorporated by reference to Exhibit 10.35 to the registrant’s annual report on Form 10-K (File No. 000-25285) filed by Serena Software, Inc. with the SEC on March 29, 2013)

Exhibit 10.3*	Form of Time Option Agreement under the Amended and Restated 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to the registrant’s annual report on Form 10-K (File No. 000-25285) filed by registrant with the SEC on April 30, 2010)

Exhibit 10.4*	Form of Restricted Stock Unit Agreement (Retention Award) under the Amended and Restated 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K (File No. 000-25285) filed by registrant with the SEC on March 21, 2013)

Exhibit 10.5*	Amended and Restated 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K (File No. 000-25285) filed by registrant with the SEC on September 24, 2009)

Exhibit 10.6*†	Form of Change in Control Agreement between Serena Software, Inc. and Greg Hughes

Exhibit 10.7*†	Employment offer letter between Serena Software, Inc. and Greg Hughes dated May 1, 2013

Exhibit 10.8*†	Agreement and Release between Serena Software, Inc. and Joseph Passarello dated May 1, 2013

*	Indicates a management contract or compensatory plan or arrangement.
†	Exhibit is filed herewith.